Exhibit 10.19

AGREEMENT OF SALE

        This agreement made this 15th day of October, 2007, by and between Mark Moser and Vicki K. Moser, of 3686 Pleasant Home Rd., Creston, OH 44217, hereinafter referred to as “Seller,” and Amish Natural Sub Inc., an Ohio corporation, of 8224 CR 245, Holmesville, OH 44633, hereinafter referred to as “Buyer.”

1. PROPERTY.

        In consideration of the Buyer’s covenants and promises as hereinafter set forth, the Seller agrees to sell to the Buyer the following described real estate:

Situated in the Township of Salt Creek, Holmes County, Ohio and being known as 6315 CR 207, Millersburg, OH 44654, and being a part of lots 3 and 4 in the Village of Benton, Ohio. The property shall include the land, all appurtenant rights, privileges and easements, and all buildings and fixtures delivered in their present condition, unless expressly excepted herein. A separate asset purchase agreement may cover some or all of the personal property affixed to the real estate.

2. PURCHASE PRICE.

        The purchase price for said real property shall be the sum of $50,000 (Fifty thousand dollars), payable in cash at closing. This sale is not contingent upon the buyer obtaining financing.

3. INSPECTION OF PREMISES.

        Buyer acknowledges that it has had the opportunity to inspect the premises and that it has availed itself of that opportunity to the extent desired. With respect to the property’s condition, value, character, size, improvements and fixtures, if any, Buyer is relying solely upon such inspection and agrees that it is purchasing the property in its present “as is” condition.

4. CLOSING.

        Closing shall take place at the office of French Ridge Title Company, 34 S. Clay Street, Millersburg, OH 44654, on or before October 15, 2007.

LAUREL J. SCHMID
ATTORNEY AT LAW
4 SOUTH CLAY ST.. SUITE C
P. O. BOX 268
MILLERSBURG. OHIO 44654
(330) 674-6264

5. POSSESSION.

        Buyer shall be given possession of the property at closing.

6. REAL ESTATE TAXES.

        Taxes shall be prorated to the date of closing, based upon the latest tax values. Thereafter, all taxes and assessments shall be the responsibility of the Buyer.

7. RISK OF LOSS.

        Seller shall keep in full force and effect fire and casualty insurance coverage on the premises until the date of closing. If the property or the buildings or other improvements thereon are damaged or destroyed after the execution of this agreement but prior to the date of closing, then the Buyer shall have the option of receiving the proceeds of any insurance payable as a result of such damage or destruction and proceeding with the closing of this agreement or of terminating his obligation under this agreement. Buyer must make such election within fifteen (15) days after receiving notice of such damage or destruction. Upon closing, risk of loss to the property, including any building or other improvements thereon, from fire or casualty, shall be borne by the Buyer.

8. WARRANTY DEED.

        The Seller agrees to give Buyer a good and sufficient Warranty Deed conveying a clear and marketable title to the premises, subject to all conditions, restrictions, easements, assessments, rights of way, and uncancelled leases of record. Marketability of title shall be determined based upon the standards of the Ohio State Bar Association. An Owner’s Title Insurance Policy will be issued showing title to be good in Buyer at the close of the transaction, once all liens and mortgages of the Seller have been released of record.

9. EXPENSES OF CLOSING.

        Buyer agrees to pay all expenses associated with the sale.

10. BROKER.

        Each of the parties hereto agrees that no real estate broker was involved in this transaction.

11. ASSIGNMENT.

        This Agreement shall be binding upon the respective heirs, executors, administrators, successors, and to the extent assignable, on the assigns or nominees of the parties hereto, provided the Buyer shall not transfer or assign this Agreement without first having obtained the expressed written consent of Sellers.

12. OHIO LAW.

        This Agreement shall be construed under and in accordance with the laws of the State of Ohio.

13. DESCRIPTIVE HEADINGS.

        The descriptive headings used herein are for convenience only and are not intended to necessarily refer to the matter in sections which precede or follow them, and have no effect whatsoever in determining the rights or obligations of the parties.

14. SOLE AGREEMENT.

        This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the aforesaid subject matter.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunder set their hands this 15th day of October, 2007.

SELLER: /s/ MARK MOSER Mark Moser /s/ VICKI K. MOSER Vicki K. Moser BUYER: Amish Natural Sub Inc. /s/ DAVID C. SKINNER David C. Skinner, Sr., President

File no. 072499